UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

TD Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South 108th Avenue Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 331-7856

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual of Meeting of Stockholders of TD Ameritrade Holding Corporation on February 18, 2016, the stockholders approved amended and restated versions of TD Ameritrade’s long-term incentive plan (“LTIP”) and management incentive plan (“MIP”). The LTIP and MIP were submitted to stockholders for approval because both plans are intended to permit the payment of compensation that qualifies as performance-based under section 162(m) of the Internal Revenue Code and section 162(m) requires stockholder re-approval of such plans every five years.

Under the LTIP, incentives are provided to employees, consultants and directors of TD Ameritrade or any of its present or future parents or subsidiaries through the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance units and performance shares. A total of 42,104,174 shares of common stock, subject to adjustment, have been reserved for the granting of awards. The LTIP contains annual grant limits intended to satisfy section 162(m). The LTIP has been amended in the following material ways to:

•	permit TD Ameritrade to establish performance periods of up to five fiscal years;

•	set new, lower limits on the maximum number of awards under the LTIP that may be granted in any fiscal year to any non-employee director;

•
increase the limit on performance units that may be granted to any individual and to provide flexibility to grant additional restricted stock units to an individual in connection with TD Ameritrade’s hiring of that individual;

•	permit stock options intended to qualify as incentive stock options to be granted up to November 18, 2025; and

•	clarify that the authority of the administrator of the LTIP includes the authority to adjust for an extraordinary cash dividend.

Under the MIP, payments to eligible employees are generally only made after the achievement of any one or more of the applicable performance goals set forth in the MIP. These awards can be paid in cash or in the form of restricted shares, restricted stock units or stock options under any of TD Ameritrade’s stock plans. The MIP contains annual award limits intended to satisfy section 162(m). In the case of awards intended to qualify for the performance-based compensation exemption under section 162(m), administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of section 162(m). The MIP has been amended in the following material ways to:

•	permit TD Ameritrade to establish performance periods of up to five fiscal years; and

•	increase the limit on awards that may be earned by a participant during any fiscal year to $25,000,000.

The LTIP and the MIP are administered by the H.R. and Compensation Committee of TD Ameritrade. For more information about the LTIP and MIP, see our definitive proxy statement filed with the Securities and Exchange Commission on January 7, 2016 (“Proxy Statement”). The description above and such portions of the Proxy Statement are qualified in their entirety by reference to the full text of the LTIP and MIP, filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On February 18, 2016, TD Ameritrade Holding Corporation held its Annual Meeting of Stockholders, where stockholders voted on five proposals. The proposals are described in detail in TD Ameritrade’s Proxy Statement. Of the 536,710,087 common shares outstanding and entitled to vote at the Annual Meeting, 517,823,101 common shares (or 96.48%), constituting a quorum, were represented in person or by proxy at the Annual Meeting.
The final voting results on each proposal are set forth below.

Proposal 1. The stockholders elected four Class II directors to the board of directors to serve for three-year terms until the 2019 Annual Meeting of Stockholders. The votes for this proposal were:

	Number of Shares Voted For	Number of Shares Withheld	Broker Non-votes
Bharat B. Masrani	369,297,288	131,676,857	16,848,956
Irene R. Miller	496,288,433	4,685,712	16,848,956
Todd M. Ricketts	495,636,194	5,337,951	16,848,956
Allan R. Tessler	496,556,197	4,417,948	16,848,956

Proposal 2. The stockholders approved, on an advisory basis, the compensation of TD Ameritrade’s named executive officers as disclosed in the Proxy Statement. The votes on this proposal were:

For	Against	Abstain	Broker Non-votes
488,899,184	11,721,771	353,190	16,848,956

Proposal 3. The stockholders approved the amended and restated LTIP. The votes on this proposal were:

For	Against	Abstain	Broker Non-votes
405,278,228	95,334,338	361,579	16,848,956

Proposal 4. The stockholders approved the amended and restated MIP. The votes on this proposal were:

For	Against	Abstain	Broker Non-votes
411,269,172	89,342,668	362,305	16,848,956

Proposal 5. The stockholders ratified the appointment of Ernst & Young LLP as TD Ameritrade’s independent registered public accounting firm for the fiscal year ending September 30, 2016. The votes on this proposal were:

For	Against	Abstain
515,427,228	1,182,858	1,213,015

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	TD Ameritrade Holding Corporation Long-Term Incentive Plan, as amended and restated

10.2	TD Ameritrade Holding Corporation Management Incentive Plan, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 24, 2016	TD AMERITRADE HOLDING CORPORATION

By: /s/ STEPHEN J. BOYLE
Stephen J. Boyle
Executive Vice President, Chief Financial Officer